UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2007 (December 5, 2006)
Wyndham Worldwide Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Seven Sylvan Way
Parsippany, NJ	07054
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (973) 753-6000
None

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information included in Item 2.03 below is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 5, 2006, Wyndham Worldwide Corporation (“Wyndham Worldwide”) issued $800 million aggregate principal amount of its 6.00% senior unsecured notes due 2016 (the “Notes”). The terms of the Notes are governed by an Indenture, dated as of December 5, 2006 between Wyndham Worldwide and U.S. Bank National Association, as trustee.
     The Notes have a fixed interest rate equal to 6.00%, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2007. Wyndham Worldwide will be required to pay additional interest on the Notes, subject to some limitations, if it fails to comply with certain obligations under the Registration Rights Agreement (described below).
     The Notes will be redeemable at any time prior to maturity at a redemption price equal to the sum of the principal being redeemed, accrued and unpaid interest and a “make-whole” premium specified in the Notes.
     If Wyndham Worldwide experiences a change of control and each of the debt ratings on the Notes is non-investment grade on any date within a specified period of time following the public notice of an arrangement that could result in a change in control, Wyndham Worldwide will be required to offer to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest.
     The Indenture contains customary provisions for events of default including for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, a default under other debt of Wyndham Worldwide or its subsidiaries such that at least $50 million aggregate principal amount of indebtedness is accelerated which acceleration has not been rescinded and events of bankruptcy, insolvency or reorganization affecting Wyndham Worldwide. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.
     In connection with the sale of the Notes, Wyndham Worldwide entered into a Registration Rights Agreement, dated December 5, 2006 with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as initial purchasers and representatives of the other initial purchasers of the Notes. Under the Registration Rights Agreement, Wyndham Worldwide agreed to make an offer to exchange the Notes for substantially similar notes that are registered under the Securities Act of 1933, as amended. If the exchange offer is not available or cannot be completed, Wyndham Worldwide agreed to file a shelf registration statement to cover resales of the Notes under the Securities Act. If Wyndham Worldwide does not comply with these obligations within specified time periods it will be required to pay additional interest on the Notes.
     The description of the Notes, the Indenture and the Registration Rights Agreement in this report are summaries and are qualified in their entirety by the terms of the Indenture, the form of the Notes and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
Exhibit 4.1	Indenture, dated December 5, 2006, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee.
Exhibit 4.2	Form of 6.00% Senior Notes due 2016.
Exhibit 4.3	Registration Rights Agreement, dated December 5, 2006, among Wyndham Worldwide, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as initial purchasers and representatives of the other initial purchasers named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: February 1, 2007	By:	/s/ Virginia M. Wilson

Virginia M. Wilson
Chief Financial Officer

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated February 1, 2007 (December 5, 2006)
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Indenture, dated December 5, 2006, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee.
Exhibit 4.2	Form of 6.00% Senior Notes due 2016.
Exhibit 4.3	Registration Rights Agreement, dated December 5, 2006, among Wyndham Worldwide, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as initial purchasers and as representatives of the other initial purchasers named therein.